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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          AMERICAN GENERAL CAPITAL III
                          AMERICAN GENERAL CORPORATION
           (Exact name of registrants as specified in their charters)


                         DELAWARE                           76-6166945
                          TEXAS                             74-0483432
             (State or other jurisdiction of             (I.R.S. Employer
              incorporation or organization)            Identification No.)


                  2929 ALLEN PARKWAY
                  HOUSTON, TEXAS                                77019
         (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
           Title of each class to                       on which each class
              be so registered                          is to be registered
              ----------------                          -------------------

  8.05% Trust Preferred Securities American
  General Capital III (including the related
  guarantee of American General Corporation)            New York Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-40583, 333-40583-01, 333-40583-02, 333-40583-03 and 333-40583-04.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The class of securities to be registered hereby is the 8.05% Trust Preferred Securities (the "Preferred Securities") of American General Capital III, a statutory business trust created under the Delaware Business Trust Act (the "Trust"), including the related guarantee thereof (the "Guarantee") by American General Corporation, a Texas corporation ("American General").

         For a description of the Preferred Securities, the Guarantee and the related junior subordinated debentures of American General, reference is made to the description of the Preferred Securities, the Guarantee and the related junior subordinated debentures included in the prospectus dated February 10, 1998, and prospectus supplement dated November 30, 2000, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, in connection with the Registration Statement on Form S-3 of American General, the Trust and certain other trusts (File Nos. 333-40583, 333-40583-01, 333-40583-02, 333-40583-03 and 333-40583-04) (the "S-3 Registration Statement").
Such prospectus and prospectus supplement are incorporated herein by reference.

ITEM 2.  EXHIBITS.

1. Certificate of Trust of American General Capital III (incorporated by reference to Exhibit 4(r) to the S-3 Registration Statement).

2. Amended and Restated Declaration of Trust of American General Capital III dated as of December 7, 2000.

3.   Form of Global Certificate for Preferred Securities (included in
     Exhibit 2).

4.   Preferred Securities Guarantee Agreement dated as of December 7, 2000.

5. Junior Subordinated Indenture dated as of November 15, 1997, between American General and Bankers Trust Company, as trustee.

6. Resolutions establishing the terms of the 8.05% Junior Subordinated Debentures due 2049 (incorporated by reference to Exhibit 4.1 to American General's Current Report on Form 8-K filed December 7, 2000).

7.   Form of 8.05% Junior Subordinated Debentures due 2049 (included in
     Exhibit 6).




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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                   AMERICAN GENERAL CAPITAL III



                                   By:    /s/ C. JEFFREY GAY
                                     ---------------------------------------
                                   Name:  C. Jeffrey Gay
                                   Title: Administrative Trustee


                                   AMERICAN GENERAL CORPORATION


                                   By:    /s/ C. JEFFREY GAY
                                     ---------------------------------------
                                   Name:  C. Jeffrey Gay
                                   Title: Vice President and Assistant Treasurer


Date: December 15, 2000




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                               INDEX TO EXHIBITS

Exhibit
  No.                Description
-------              -----------
   1        Certificate of Trust of American General Capital III (incorporated by reference to Exhibit 4(r) to the S-3 Registration Statement).

   2        Amended and Restated Declaration of Trust of American General
            Capital III dated as of December 7, 2000.

   3        Form of Global Certificate for Preferred Securities (included in
            Exhibit 2).

   4        Preferred Securities Guarantee Agreement dated as of December 7,
            2000.

   5        Junior Subordinated Indenture dated as of November 15, 1997, between
            American General and Bankers Trust Company, as trustee.

   6        Resolutions establishing the terms of the 8.05% Junior Subordinated
            Debentures due 2049 (incorporated by reference to Exhibit 4.1 to American General's Current Report on Form 8-K filed
            December 7, 2000).

   7        Form of 8.05% Junior Subordinated Debentures due 2049 (included in
            Exhibit 6).